SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 15, 2002

                         Commission File Number: 0-25974

                         CAPITAL DEVELOPMENT GROUP, INC.
                 (Name of small business issuer in its charter)

           OREGON                                          93-1113777
----------------------------                   ---------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
    of incorporation or
       organization)


4333 Orange Street, Suite 3600                        Riverside, CA 92501-3839
----------------------------------------            ----------------------------
(Address of principal administrative                   (City, State, Zip Code)
              offices)

                                 (909) 276-0873
                       -----------------------------------
                         (Registrants telephone number)


Item 5.  Other Events

         On September 28, 2001 the registrant effectuated a spin-off of two subsidiaries by means of a Section 355 (of the IRC) reorganization. The Board of Directors of the registrant determined that Intramed Corporation and Healthcare Financial Advisors (HFA), two 100% owned subsidiaries, should be stand alone, independent companies. Therefore, a spin-off of the two subsidiaries was accomplished through a "stock dividend" of 100% of both companies to the existing shareholders of the registrant on an pro-rata basis. No consideration was paid by the shareholders.

         The Board is of the opinion that the two companies did not provide any business advantage to the registrant, and therefore the registrant would be better served if the two subsidiaries were separated from the parent. The separation will allow management to concentrate on the registrants business, and will allow both the subsidiaries and the parent greater access to financial sources.

         As a result of the spin-off, HFA will be a wholly owned subsidiary of Intramed Corporation. All shares issued to the existing shareholders are "restricted" securities; the registrant has not taken on the responsibility to register any shares issued.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Capital Development Group, Inc.


April 15, 2002                        By:/s/ Michael P. Vahl
                                      ----------------------------------------
                                      Michael P. Vahl, President/CEO